CONSOLIDATED PICTURES CORP.
                              1100 NW 163 rd Drive
                           North Miami Beach, FL 33169

                             INFORMATION STATEMENT
                             ---------------------
                       WE ARE NOT ASKING YOU FOR A PROXY,
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished to the stockholders of Consolidated Pictures Corp., (the "Company") in connection with the approval by a majority of the stockholders of an amendment (the "Amendment") to its Certificate of Incorporation changing the name of the Company to "Y-Tel International, Inc."


"We," "us," "our," and the "Company" refer to Consolidated Pictures Corp., a Delaware corporation.

STATEMENTS REGARDING FORWARD LOOKING INFORMATION

This Information Statement and the documents incorporated in this document by reference contain forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations and business, and on the expected impact of the merger on the combined company's financial performance. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and similar expressions identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements.

SUMMARY OF THE AMENDMENT

On October 27, 2004, the Board of Directors unanimously approved and ratified the Amendment, subject to the approval of the Company's stockholders. The record date established by the Board for purposes of determining the number of outstanding shares of voting stock entitled to vote on the Amendment was November 1, 2004 (the "Record Date"). On the Record Date, stockholders owning greater than a majority of the outstanding shares of Common Stock approved the Amendment by action taken without a meeting in accordance with Delaware law. No further vote of our stockholders is required.

When filed with the Delaware Secretary of State, the Amendment will change the name of the Company to "Y-Tel International, Inc."

GENERAL

The date on which this Information Statement was first sent to our stockholders is on or around December 6, 2004 (the "Mailing Date"). Inasmuch as we will have provided this Information Statement to our stockholders of record on the Mailing Date, no additional action will be undertaken pursuant to such written consent. Stockholders who did not consent to the Amendment are not entitled to dissenter's rights under Delaware law.



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The Amendment will be effective no sooner than twenty (20) days after the
Mailing Date.

This Information Statement has been prepared by our management, and the entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

QUESTIONS AND ANSWERS ABOUT THE AMENDMENT

Q.  Why did I receive this Information Statement?

A. Applicable laws require us to provide you information regarding the Amendment even though your vote is neither required nor requested for the Amendment to become effective.


Q. What will I receive when the Amendment is effective?

A. The Amendment has already been approved, and you will not receive anything notifying you that the Amendment has become effective.

Q. When do you expect the Amendment to become effective?

A. The Amendment will become effective upon the filing with the Delaware Secretary of State of an Amendment to our Certificate of Incorporation in the form attached hereto as Exhibit A. We expect to file the Amendment with the Delaware Secretary of State no less than 20 days after this Information Statement has been sent to you.

Q. Why am I not being asked to vote?

A. The holders of a majority of the issued and outstanding shares of Common Stock have already approved the Amendment pursuant to a written consent in lieu of a meeting. Such approval, together with the approval of the Company's Board of Directors, is sufficient under Delaware law, and no further approval by our stockholders is required.

Q.  What do I need to do now?

A. Nothing. This Information Statement is purely for your information and does not require or request you to do anything.

Q.  Whom can I contact with questions?

A. If you have any questions about any of the actions to be taken by the Company, please contact the Company.








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
                        ACTIONS BY THE BOARD OF DIRECTORS
                           AND CONSENTING SHAREHOLDERS

In accordance with Section 141 of the Delaware General Corporation Law, on October 27, 2004, our Board of Directors, believing it to be in the best interests of the Company and its stockholders approved the Amendment. In accordance with Section 228 of the Delaware General Corporation Law, on November 1, 2004, the proposed Amendment was approved by shareholders holding more than a majority of the Company's issued and outstanding shares.

Background
----------
On October 13, 2004, the Company completed an Agreement and Plan or Reorganization (the "Agreement") with the members of Y-Tel International, LLC, a Florida limited liability company, ("Y-Tel"). In accordance with the Agreement, the Company acquired all of the issued and outstanding membership interests of Y-Tel in exchange for the issuance of 10,000,000 shares of its common stock.

Upon closing of the transaction, Y-Tel became a wholly owned subsidiary of the Company. Y-Tel is in the international telecommunications industry. During the development stage, Y-Tel completed installation of two International Gateway switches, capable of handling multiple international carriers. Subsequent to completing the development stage, the Company is now engaged, under contract with Digicel, one of the fastest growing GSM Cellular Providers in the world, to help facilitate their expansion. The contract has enabled Y-Tel to generate revenue from terminating voice traffic originating throughout the Caribbean Islands. Y-Tel is also is targeting markets in the rapidly developing Central and South America region. This area has been selected because it encompasses one of the fastest growing, underserved, regions among the emerging telecommunications markets.

Description of Amendment
------------------------
The Amendment will result in the name of the Company being changed from "Consolidated Pictures Corp.," to "Y-Tel International, Inc."

The purpose of the name change is to reflect the changed nature of the Company's business following the acquisition of Y-Tel. The name change is reflected in the form of Amendment to Certificate of Incorporation, which is attached hereto as Exhibit A, and incorporated herein by reference.

Approval by Stockholders
------------------------
Pursuant to Sections 242 of the Delaware General Corporation Law, an amendment to the Company's Certificate of Incorporation, which changes its name, must be approved by a majority of our stockholders. In order to obtain the required approval of our stockholders, we could either convene a special meeting of the shareholders for the specific purpose of voting on the proposed Amendment, or we could obtain written consent from the holders of a majority of our issued and outstanding voting securities. In order to eliminate the costs and management time involved in holding a special meeting, our Board of Directors voted to utilize the written consent of the holders of a majority in interest of our Common Stock. The elimination of the need for a special meeting of stockholders to approve the Amendment is made possible by Section 228 of the Delaware General Corporation Law, which provides that any action required or permitted to be


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taken at a meeting of the stockholders may be taken without a meeting if stockholders holding at least a majority of the voting power of the company execute a written consent approving such action. The Record Date for purposes of determining the number of outstanding shares of our common stock entitled to vote on the Amendment was November 1, 2004.

As of the Record Date, the Company had 14,579,900 shares of Common Stock issued and outstanding, all of which are fully paid and non-assessable. Holders of Common Stock have one vote per share on all matters submitted to a vote of stockholders. Stockholders do not have rights to cumulate their votes in the election of directors under the Company's Certificate of Incorporation or applicable provisions of the Delaware General Corporation Law.

On November 1, 2004, stockholders holding 12,244,868 shares of Common Stock, or approximately 84% of the issued and outstanding shares of Common Stock, approved the Amendment. No further vote of our stockholders is required for the Company to effect the Amendment.

Pursuant to the rules and regulations promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), an Information Statement must be sent to the holders of voting stock who do not sign the written consent at least 20 days prior to the effective date of any corporate action taken or authorized pursuant to the consent of the Company's stockholders.

No Dissenter's or Appraisal Rights
----------------------------------
Stockholders who did not consent to the Amendment are not entitled to the dissenter's or appraisal rights provided in Section 262 of the Delaware General Corporation Law.

Effective Date
--------------
The Amendment will be effective no sooner than 20 days after the date this
 Information Statement is first mailed to our stockholders.
The Company anticipates that the Amendment will be effective on approximately
 December 27, 2004.

PLEASE NOTE THAT THIS IS NEITHER A REQUEST FOR YOUR VOTE NOR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT AND ITS EFFECT AND TO PROVIDE YOU WITH INFORMATION ABOUT THE AMENDMENT AND THE BACKGROUND OF THIS TRANSACTION.















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
                            PRINCIPAL SHARE OWNERSHIP

The Record Date for purposes of determining the shareholders entitled to approve the Amendment was November 1, 2004. As of the Record Date, the Company had a total of 14, 579,900 shares of Common Stock issued and outstanding. The following table sets forth, as of the date of the Record Date, stock ownership of each executive officer and director of the Company, of all executive officers and directors of the Company as a group, and of each person known by the Company to be a beneficial owner of 5% or more of its Common Stock. Except as otherwise noted, each person listed below is the sole beneficial owner of the shares and has sole investment and voting power as to such shares. No person listed below has any options, warrant or other right to acquire additional securities of the Company, except as may be otherwise noted. All of the persons listed below representing 84% of the issued and outstanding common stock of the Company consented and approved the name change.

Name and Address                      Number of Shares      Approximate Percent
                                     Beneficially Owned          of Class
Steve Lipman (1)                              1,166,392                     8%
806 O'Neal Lane
Baton Rouge, LA 70816

Conroy Management & Assoc. (1) (2)            1,187,799                     8%
806 O'Neal Lane
Baton Rouge, LA 70816

Jon McMurray (1)                                989,832                     7%
Gin Creek, Inc.
P.O. Box 475
Montrose, AL 36559

CGA Holdings, LLC                             1,286,782                     9%
806 O'Neal Lane
Baton Rouge, LA 70816

Avitra SA (1) (3)                             1,484,748                    10%
Juncal 1327 Piso 18
Montevideo-11.000
Uruguay

Garry McHenry (1)                               716,983                     5%
6160 NW 91 st Ave.
Parkland, FL 33067

Terry Lipham                                    989,832                     7%
9940 Gulf Blvd.
Treasure Island, FL 33706

Health Care Services, L.C.                    1,450,400                    10%
1050 S.E. Monterey Rd. #101

Stuart, FL 34994
Avery Pack                                    2,979,200                    20%
2789 NE 5 th Street
Pompano Beach, FL 33062

All officers and directors as a group         4,061,006                    28%
(4 in number)
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(1) Messrs. Lipman, Conroy, Epstein, McMurray, and McHenry, each hold an option to purchase 500,000 shares of the Company's common stock, which are not reflected in their share ownership set forth above. Messrs. Lipman and Conroy may exercise their options at a price of $0.10 per share, and Messrs. McMurray, Epstein, and McHenry may exercise their options at a price of $1.00 per share. The options expire October 31, 2007. The options of Messrs. Lipman and Conroy are subject to shareholder approval of an amendment to the Company's Stock Option Plan to increase the number of shares subject to the Plan.

(2) Conroy Management & Associates is principally owned by John Conroy, the Chief Financial Officer of the Company.


(3) Avitra SA is principally owned by Gil Epstein.

THE BOARD OF DIRECTORS

December 6, 2004








































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                                                                      EXHIBIT A
                                                                      ---------
                                Form of Amendment
                       To the Certificate of Incorporation
                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION

Consolidated Pictures Corp. , a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY :

FIRST: That at a meeting of the Board of Directors of Consolidated Pictures Corp., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered " First " so that, as amended, said Article shall be and read as follows:

The name of this corporation shall be: Y-Tel International, Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, pursuant to Section 228 of the General Corporation Law of the State of Delaware, stockholders holding a majority of the outstanding stock of said corporation approved the proposed amendment by action taken by written consent in lieu of a meeting.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF , said corporation, Consolidated Pictures Corp., has caused this certificate to be signed by Steve Lipman, its President, this ___ day of December, 2004.

By:   /s/ Steve Lipman
    ----------------------
Name:   Steve Lipman
Title:     President

                                  End of Filing









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